                                                                    Exhibit 10.6


July 5, 1999

PRIVATE AND CONFIDENTIAL

Delano Technology Corporation
40 West Wilmot Drive
Richmond Hill, Ontario
L4B 1H8

Dear Sirs:

Further to our recent discussions, we are pleased to confirm the revolving demand Credit Facility described below, subject to the following terms and conditions.

DEFINITIONS:    The definitions attached hereto in Schedule "A" are incorporated in this agreement by reference as if set out in full herein.

BORROWERS:      DELANO TECHNOLOGY CORPORATION (the "Borrower").

LENDER: Royal Bank of Canada (the "Bank"), through its Branch at 260 East Beaver Creek, Richmond Hill, Ontario (the "Branch of Account").

CREDIT
FACILITY:       The Credit Facility is available in the following segments in
                Canadian Dollars by way of, at the Borrower's option:

                Segment(1) Lease line of credit/Equipment lease ("Leases"). Segment(2) Term - ITC Financing:
                               (a)  RBP Loans.
                (collectively the "Borrowings").

AMOUNT(S):      Segment(1)  $1,000,000.
                Segment(2)  $230,000.

TERMS OF
SEGMENT(1):     The terms and conditions regarding Leases will be as outlined in separate agreements entered into by the Borrower and the Bank.

PURPOSE:        Segment(2)  Finance ITC receivable.

REPAYMENT:      Segment(2)  Interest only. To be repaid from collection of ITC receivable. Maximum term 8 months.

AVAILABILITY:   Segment(2)
                The Borrower may borrow and convert up to the amount of this reducing term facility.

INTEREST
RATES & FEES:   Segment(2)  (a) Royal Bank Prime ("RBP") + 2.50%. (ITC only)

DELANO TECHNOLOGY CORPORATION
July 5, 1999                                                             Page 2)
________________________________________________________________________________

PAYMENT OF
INTEREST & FEES:    RBP Loans
                    Interest on these loans shall be computed on the daily principal amounts outstanding, at the aforementioned rates, based on the actual number of days elapsed divided by 365, and shall be payable in arrears on the 26th of each month.

                    The yearly rates of interest to which the rates determined in accordance with this Payment of Interest and Fees section are equivalent, are the rates so determined multiplied by the actual number of days in the calendar year and divided by 365.

                    Overdue Payments
                    Any overdue payment in Canadian Dollars shall be deemed to be a RBP Loan with interest payable at RBP plus 5%.

OTHER FEES:         Arrangement Fee -- An arrangement fee of Nil is payable upon acceptance of this agreement. The arrangement fee is non-refundable and will be deemed to have been earned by the Bank upon acceptance of this offer, to compensate for time, effort and expense incurred by the Bank to approve these facilities.

                    Re-Negotiation Fee -- The Borrower acknowledges that fees may be levied for the annual review of the Credit Facilities or the re-negotiation of the amount, collateral security and/or the terms and conditions of this agreement during the currency of this agreement.

                    Nothing in this agreement shall be construed as obliging the Borrower to pay any interest, charges or other expenses as provided by this agreement or in any other security agreement related thereto in excess of what is permitted by law.

PREPAYMENT:         May be prepaid in whole or in part in reverse order of
                    maturity at any time or times without payment of bonus interest.

COLLATERAL
SECURITY:           General Security Agreement covering all assets
                    other than real property.

                    Cash Collateral Agreement covering GIC for the total amount of outstanding leases at any time.

CONDITIONS
PRECEDENT:          The obligation of the Bank to make available the
                    Borrowings to the Borrower is subject to and conditional upon:

                    (1) receipt by the Bank of a properly executed copy of this agreement;

                    (2) receipt by the Bank of the within stipulated Collateral Security in form and substance satisfactory to the Bank, together with such corporate authorizations and legal opinions as the Bank may require;

                    (3) receipt by the Bank of satisfactory Y2K scored questionnaire;

                    (4) Letter of Opinion from auditors regarding Investment Tax Credit receivable (now held).

DELANO TECHNOLOGY CORPORATION
July 5, 1999                                                             Page 3)
--------------------------------------------------------------------------------


EVIDENCE OF
INDEBTEDNESS:    The bank shall open and maintain at the Branch of Account
                 accounts and records evidencing the Borrowings made available to the Borrower by the Bank under this agreement. The Bank shall record the principal amount of such Borrowings, the payment of principal and interest on account of the loans, and all other amounts becoming due to the Bank under this agreement.

                 The Bank's accounts and records constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Bank pursuant to this agreement.


                 The Borrower authorizes and directs the Bank to automatically debit, by mechanical, electronic or manual means, any bank account of the Borrower for all amounts payable under this agreement, including but not limited to, the repayment of principal and the payment of interest, fees and all charges for the keeping of such bank accounts.


REPRESENTATIONS
AND WARRANTIES   The Borrower represents and warrant to the Bank that:

                 (a) it is a corporation validly incorporated and subsisting under the laws of Ontario, and that it is duly registered or qualified to carry on business in all jurisdictions where the character of the properties owned by it or the nature of its business transacted makes such registration or qualification necessary; and

                 (b) the execution and delivery of this agreement has been duly authorized by all necessary actions and does not violate any law or any provision of its constatating documents or by-laws or any unanimous shareholders' agreement to which it is subject, or result in the creation of any encumbrance on its properties and assets except as contemplated hereunder.

NON-MERGER:      The provisions of this agreement shall not merge with any
                 security given by the Borrower to the Bank, but shall continue in full force for the benefit of the parties hereto.

COVENANTS:       The Borrower agrees:

                 (a)  to pay all sums of money when due under this agreement;

                 (b) to provide the Bank with the following reports on an annual basis, within 90 days of the end of its fiscal year.

                      (i)  audited financial statements;

                 (c) to give the Bank prompt notice of any Event of Default or any event which, with notice or lapse of time or both, would constitute an Event of Default;

                 (d) to refrain from declaring dividends which aggregate more than the amount by which 50% of he cash flow generated by earnings exceeds the current portion of long-term debt. Cash flow generated by earnings shall be as defined in the Statement of Changes in Financial Position of its audited annual report;

DELANO TECHNOLOGY CORPORATION
July 5, 1999                                                            Page 4)
-------------------------------------------------------------------------------

               (e) to file all material tax returns which are or will be required to be filed, to pay or make provision for payment of all material taxes (including interest and penalties) and other Potential Preferred Claims which are or will become due and payable and to provide adequate reserves for the payment of any tax, the payment of which is being contested;

               (f)  not to dispose of shares of any of its subsidiaries;

               (g) not to grant, create, assume or suffer to exist any mortgage, charge, lien, pledge, security interest, including a purchase money security interest, or other encumbrance affecting any of its properties, assets or other rights;

               (h) not to sell, transfer, convey, lease or otherwise dispose of any part of its property or assets, without the prior written consent of the Bank, except in the ordinary course of business;

               (i) not to, directly or indirectly, guarantee or otherwise provide for, on a direct or indirect or contingent basis, the payment of any monies or performance of any obligations by any third party except as provided herein;

               (j) to give the Bank 30 days prior notice in writing of any intended change in the ownership of its shares;

               (k) to insure and to keep fully insured all properties customarily insured by companies carrying on a similar business;

               (l) not to change its name or merge, amalgamate or consolidate with any other corporation; and

               (m) to comply with all applicable environmental laws and regulations; to advise the Bank promptly of any Action Requests or Violation Notices (as such terms are defined under the Environmental Protection Act (Ontario)) received concerning any of the Borrower's property; and to hold the Bank harmless for any costs or expenses which it incurs for any environment-related liabilities existent now or in the future with respect to the Borrower's property.

               (n) The Borrower covenants to provide to the Bank any and all information that the Bank may reasonable request from time to time relating to the state of the Year 2000 readiness of the Borrower.

                    For purposes of the foregoing, the "Year 2000 readiness" of the Borrower means the ability of all information technology used by the Borrower and its suppliers to continue to perform all date-related functions and computations accurately on and after January 1, 2000.

Events of
Default: Without limitation and notwithstanding the terms for repayment of certain facilities as recited herein, if any one or more of the following events has occurred and is continuing:

               (a) the non-payment when due of principal, or interest or any other amounts due under this agreement:

DELANO TECHNOLOGY CORPORATION
July 5, 1999                                                             Page 5)
--------------------------------------------------------------------------------

                  (b) the breach by the Borrower of any provisions of this agreement or any other agreement with the Bank;

                  (c) if any representation or warranty made herein shall be false or inaccurate in any materially adverse respect;

                  (d) if in the opinion of the Bank there is material adverse change in the financial condition, ownership, or operation of the Borrower;

                  (e) the breach at any time and in any material respect of the provisions of any applicable law, regulation, by-law, ordinance or work order of any lawful authority whether federal, provincial, state, municipal, local or otherwise, (including without restriction, those dealing with pollution of the environment and toxic materials or other environmental hazards, or public health and safety), affecting any property of the Borrower or any activity or operation carried out thereon; or

                  (f) if proceedings for the dissolution, liquidation or winding-up of the Borrower or for the suspension of the operations of the Borrower are commenced, unless such proceedings are being actively and diligently contested by the Borrower in good faith, or in the event of the bankruptcy, liquidation, or general insolvency of the Borrower, or if a receiver or receiver-manager is appointed for all or any part of the business or assets of the Borrower;

                  then the right of the Borrower to make further Borrowings under this agreement shall immediately terminate and the Bank may, by written notice to the Borrower, declare the Borrowings under this agreement to be immediately due and payable without further notice or demand.

                  Upon receipt of such notice, the Borrower shall immediately pay to the Bank all Borrowings outstanding under this agreement.

 EXPENSES:        The Borrower agrees to pay all of the Bank's costs incurred from time to time in the preparation, negotiation and execution of this agreement and the collateral security, and any costs incurred in the operation or enforcement of this agreement or any other agreement entered into pursuant to this agreement.

GAAP: Unless otherwise provided, all accounting terms used in this agreement shall be interpreted in accordance with Canadian Generally Accepted Accounting Principles from time to time.

SEVERABILITY:     If any provision of this agreement is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction nor shall it invalidate, affect or impair any of the remaining provisions.

GOVERNING LAW:    This agreement shall be construed in accordance with and
                  governed by the laws of the Province of Ontario and of Canada applicable therein.

ACCEPTANCE:       This offer expires if not accepted by July 15, 1999, unless extended in writing by the Bank.

DELANO TECHNOLOGY CORPORATION
July 5, 1999                                                             Page 6)
________________________________________________________________________________

If this agreement is acceptable, kindly sign and return the attached copy to the Bank.

Yours truly,

ORIGINAL SIGNED BY
A.F. LA VISTA

Tony La Vista
Senior Account Manager

We acknowledge and accept the within terms and conditions.

DELANO TECHNOLOGY CORPORATION

Per: _______________________  Date:
Name:
Title:

Per: _______________________  Date:
Name:
Title:

                                  SCHEDULE "A"


Schedule "A" to the Letter Agreement dated the 5th day of July, 1999 between DELANO TECHNOLOGY CORPORATION as the Borrower and Royal Bank of Canada as the Bank.

For purposes of the foregoing agreement, the following terms and phrases shall have the following meanings:

"Business Day" means a day on which the Branch of Account is open for business;

"Canadian Dollars" and "Cdn$" means lawful money of Canada;

"Person" includes an individual, a partnership, a joint venture, a trust, an incorporated organization, a company, a corporation, an association, a government or any department or agency thereof, and any other incorporated or unincorporated entity;

"Potential Preferred Claims" means amounts owing for wages, employee deductions, sales tax, excise tax, income tax, worker's compensation, government royalties, pension fund obligations, overdue rents or taxes, purchase-money security interests, and other statutory preferred claims;

"Premises" means any real property owned by the Borrower, either directly or indirectly, against which the Bank holds a mortgage;

"RBP" means the annual rate of interest announced by the bank from time to time as being a reference rate then in effect for determining interest rates on Canadian Dollar commercial loans in Canada;